                                                                EXHIBIT 10.10




                         LOAN AND SECURITY AGREEMENT

                                BY AND BETWEEN

                   KING PHARMACEUTICALS, INC., AS BORROWER

                                     AND

                   FIRST AMERICAN NATIONAL BANK, AS LENDER

                                  $4,000,000

                               AUGUST 21, 1997

                               TABLE OF CONTENTS
                          LOAN AND SECURITY AGREEMENT

ARTICLE I - DEFINITION OF TERMS
        Section 1.01.   Definitions ........................................... 1
        Section 1.02.   Other Definitional Provisions ......................... 6

ARTICLE II - CREDIT FACILITIES
        Section 2.01    Revolving Commitments.................................. 7
        Section 2.02    Manner of Borrowing.................................... 7
               (a)      Authorization to make Advances......................... 7
               (b)      Notice Irrevocable..................................... 7
               (c)      Funding................................................ 7
        Section 2.03    Fees................................................... 7
        Section 2.04    Extension of Commitment Period......................... 8
        Section 2.05    Term Loan.............................................. 8
        Section 2.06    Use of Proceeds........................................ 8

ARTICLE III - NOTES AND NOTE PAYMENTS
        Section 3.01    Revolving Credit Notes................................. 8
        Section 3.02    Interest Rates......................................... 8
        Section 3.03    Calculation of Interest Rates.......................... 9
        Section 3.04    Manner and Application of Payments..................... 9
        Section 3.05    Term Promissory Note................................... 9

ARTICLE IV - CONDITIONS PRECEDENT
        Section 4.01    Initial Advances....................................... 9
               (a)   Revolving Credit Note..................................... 9
               (b)   Term Promissory Note...................................... 9
               (c)   Opinion of Borrower's Counsel............................. 9
               (d)   Officers' Certificate..................................... 9
               (e)   Resolutions of Borrower................................... 10
               (f)   Incumbency Certificate of Borrower........................ 10
               (g)   Certificates.............................................. 10
               (h)   Charter and Bylaws........................................ 10
               (i)   Operating Budget.......................................... 10
               (j)   Financial Information..................................... 10
               (k)   Collateral Documents...................................... 10
               (l)   Litigation................................................ 10
               (m)   Insurance................................................. 11
               (n)   Additional Information.................................... 11

        Section 4.02    All Advances
               (a)   No Defaults............................................... 11
               (b)   Compliance with Agreement................................. 11
               (c)   No Material Adverse Change................................ 11
               (d)   Representations and Warranties............................ 11

                (e)  Financial Statements.......................................... 11
                (f)  Bankruptcy Proceedings........................................ 11

ARTICLE V - SECURITY INTERESTS
        Section 5.01    Grant of Security Interests................................ 12
        Section 5.02    Filings.................................................... 12

ARTICLE VI - REPRESENTATIONS AND WARRANTIES
        Section 6.01    Organization and Good Standing............................. 13
        Section 6.02    Authorization and Power.................................... 13
        Section 6.03    No Conflicts or Consents................................... 13
        Section 6.04    Enforceable Obligations.................................... 13
        Section 6.05    No Liens................................................... 13
        Section 6.06    Financial Condition........................................ 13
        Section 6.07    Full Disclosure............................................ 14
        Section 6.08    No Default................................................. 14
        Section 6.09    Material Agreements........................................ 14
        Section 6.10    No Litigation.............................................. 14
        Section 6.11    Burdensome Contracts....................................... 14
        Section 6.12    Regulatory Defects......................................... 14
        Section 6.13    Use of Proceeds; Margin Stock.............................. 14
        Section 6.14    No Financing of Corporate Takeovers........................ 14
        Section 6.15    Taxes...................................................... 15
        Section 6.16    Principal Office, Etc...................................... 15
        Section 6.17    ERISA...................................................... 15
        Section 6.18    Compliance with Law........................................ 15
        Section 6.19    Government Regulation...................................... 15
        Section 6.20    Insider.................................................... 15
        Section 6.21    Subsidiaries............................................... 15
        Section 6.22    Fair Labor Standards Act................................... 16
        Section 6.23    Casualties................................................. 16
        Section 6.24    Investment Company Act..................................... 16
        Section 6.25    Sufficiency of Capital..................................... 16
        Section 6.26    Hazardous Substances....................................... 16
        Section 6.27    Collateral Documents; Description of Assets................ 16
        Section 6.28    Corporate Name............................................. 16
        Section 6.29    Representations and Warranties............................. 16
        Section 6.30    Survival of Representations and Warranties................. 17

ARTICLE VII - AFFIRMATIVE COVENANTS
        Section 7.01    Financial Statements, Reports and Documents................ 17
                (a)  Quarterly Statements.......................................... 17
                (b)  Annual Statements............................................. 17
                (c)  Audit Reports................................................. 17
                (d)  Other Reports................................................. 18
                (e)  Compliance Certificate........................................ 18
                (f)  Accountants Certificates...................................... 18
                (g)  Other Information............................................. 18

        Section 7.02    Payment of Taxes and Other Indebtedness.................... 18
        Section 7.03    Maintenance of Existence and Rights; Conduct of Business... 18

  Section 7.04  Notice of Default.............................................................. 19
  Section 7.05  Other Notices ................................................................. 19
  Section 7.06  Compliance with Loan Documents................................................. 19
  Section 7.07  Compliance with Material Agreements............................................ 19
  Section 7.08  Operations and Properties...................................................... 19
  Section 7.09  Books and Records; Access...................................................... 19
  Section 7.10  Compliance with Law............................................................ 19
  Section 7.11  Insurance...................................................................... 19
  Section 7.12  Authorizations and Approvals................................................... 19
  Section 7.13  ERISA Compliance............................................................... 19
  Section 7.14  Further Assurances............................................................. 20
  Section 7.17  Minimum Net Worth.............................................................. 20
  Section 7.18  Indemnity by Borrower.......................................................... 20

ARTICLE VIII - NEGATIVE COVENANT
  Section 8.01  Limitation on Indebtedness..................................................... 21
  Section 8.02  Negative Pledge................................................................ 21
  Section 8.03  Restrictions on Dividends...................................................... 21
  Section 8.04  Limitation on Investments...................................................... 21
  Section 8.05  Limitation on Sale of Properties............................................... 22
  Section 8.06  Name, Fiscal Year and Accounting Method........................................ 22
  Section 8.07  Current Ratio.................................................................. 22
  Section 8.08  Debt to Net Worth Ratio........................................................ 22
  Section 8.09  Cash Flow Coverage............................................................. 22
  Section 8.10  Liquidation, Mergers, Consolidations and Dispositions of
                Substantial Assets............................................................. 22
  Section 8.11  Lines of Business.............................................................. 22
  Section 8.12  No Amendments.................................................................. 22
  Section 8.13  Purchase of Substantial Assets................................................. 22

ARTICLE IX - EVENTS OF DEFAULT
  Section 9.01  Events of Default.............................................................. 22
  Section 9.02  Remedies Upon Event of Default................................................. 24
  Section 9.03  Performance by Lender.......................................................... 24

ARTICLE IX - MISCELLANEOUS
  Section 10.01 Modification................................................................... 25
  Section 10.02 Accounting Terms and Reports................................................... 25
  Section 10.03 Waiver......................................................................... 25
  Section 10.04 Payment of Expenses............................................................ 25
  Section 10.05 Notices........................................................................ 25
  Section 10.06 Governing Law.................................................................. 26
  Section 10.07 Waiver of Jury Trial; Choice of Forum; Consent to Service of
                Process and Jurisdiction....................................................... 27
  Section 10.08 Invalid Provisions............................................................. 27
  Section 10.09 Maximum Interest Rate.......................................................... 27
  Section 10.10 Confidentiality................................................................ 27
  Section 10.11 Nonliability of Lender......................................................... 28
  Section 10.12 Offset......................................................................... 28
  Section 10.13 Binding Effect................................................................. 28
  Section 10.14 Entirety....................................................................... 28

                                     iii
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
  Section 10.15  Headings................................................................. 28
  Section 10.16  Survival................................................................. 28
  Section 10.17  No Third Party Beneficiary............................................... 28
  Section 10.18  Multiple Counterparts.................................................... 28

Exhibit A................................................................................. 31
Exhibit A2................................................................................ 34
Exhibit B................................................................................. 36
Exhibit C................................................................................. 38
Exhibit D................................................................................. 39
Exhibit E................................................................................. 40
Exhibit F................................................................................. 41
Exhibit G................................................................................. 42
Exhibit H................................................................................. 43

                          LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is hereby made and entered into on this the 21st day of August, 1997 by and between KING PHARMACEUTICALS, INC., a Tennessee corporation (hereinafter called "Borrower"), and FIRST AMERICAN NATIONAL BANK (hereinafter called "Lender").

                                  WITNESSETH:

         WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans to Borrower; and

         WHEREAS, Lender is willing to make such loans to Borrower upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                               DEFINITION OF TERMS

         SECTION 1.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this ARTICLE I or in the Section or recital referred to below:

         "Accounts" shall have the meaning assigned to such term in Section 9-106 of the Uniform Commercial Code.

         "Advance" shall mean a loan (except the Term Loan made hereunder) made from time to time by Lender to Borrower pursuant to the Loan Documents; "Advances" shall mean all of such loans.

         "Affiliate" of any Person shall mean any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares or by contract or otherwise.

         "Agreement" shall have the meaning assigned to such term in the preamble hereof.

         "Borrower" shall mean King Pharmaceuticals, Inc., a Tennessee corporation and any permitted successors and assigns.

         "Business Day" shall mean any day except a Saturday, Sunday or other day on which Lender is normally and customarily closed.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean all of the property which is subject or is to be subject to the Liens as provided in ARTICLE V, of this Agreement.

         "Collateral Documents" shall mean all mortgages, deeds of trust, security agreements, pledge agreements, guaranty agreements, notes, financing statements, fixture filings and any other agreements, documents or instruments executed or delivered to evidence and/or secure repayment of the Obligation or any part thereof.

         "Commitment" shall mean the obligation of Lender to extend credit to Borrower under this Agreement in an aggregate principal amount not to exceed Lender's Committed Sum.

         "Commitment Period" shall mean the period beginning on the date hereof and ending on the earlier of (i) the Commitment Termination Date, or (ii) the date on which Lender terminates its Commitments after the occurrence of an Event of Default.

         "Committed Sum" shall mean the sum of exactly Two Million Nine Hundred Seventy Five Thousand Dollars ($2,975,000).

         "Commitment Termination Date" shall mean August 20, 2000 or, if such date is not a Business Day, the Business Day next preceding such date.

         "Current Assets" shall mean, as of any date, the current assets which would be reflected on the balance sheet of Borrower prepared as of such date in accordance with Generally Accepted Accounting Principles, but excluding (i) all Accounts in respect of products, goods and/or services which were delivered or performed by Borrower more than one hundred and twenty (120) days prior to such date, and (ii) intangible assets.

         "Current Liabilities" shall mean, as of any date, the current liabilities which would be reflected on the balance sheet of Borrower prepared as of such date in accordance with Generally Accepted Accounting Principles.

         "Controlled Group" shall mean (i) the controlled group of corporations as defined in Code Section 1563, or (ii) the group of trades or businesses under common control as defined in Code Section 414(c) of which Borrower is a part or may become a part.

         "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

         "Default" shall mean any of the events specified in ARTICLE IX of this Agreement, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

         "Dividends" shall mean (i) cash distributions or any other distributions on, or in respect of, any class of capital stock of Borrower, except for distributions made solely in shares of stock of the same class, and
(ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

         "Dollars" and the sign "$" shall refer to currency of the United States of America.

         "Earnings Before Interest Taxes Depreciation and Amortization" shall mean for any period, the sum of (i) the income (or deficit) of Borrower before provision for income taxes for such period, plus (ii) interest expense for such period, plus (iii) all amounts in respect of depreciation and amortization for such period.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

         "Event of Default" shall have the meaning assigned to such term in
SECTION 9.01 of this Agreement

         "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may so be changed. In the event of a change in Generally Accepted Accounting Principles, Lender and Borrower will thereafter negotiate in good faith to revise any covenants of this Agreement affected thereby in order to make such covenants consistent with Generally Accepted Accounting Principles then in effect.

         "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

         "Indebtedness" shall mean all indebtedness, obligations and liabilities of Borrower, including without limitation (i) all "liabilities" which would be reflected on a balance sheet of Borrower, prepared in accordance with Generally Accepted Accounting Principles, (ii) all obligations of Borrower in respect of any guaranty, (iii) all obligations of Borrower in respect of any capital lease,
(iv) all obligations, indebtedness and liabilities secured by any lien or any security interest on any property or assets of such Person, and (v) all redeemable preferred stock of Borrower valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

         "Lender" shall mean First American National Bank.

         "LIBOR" shall mean, for each interest period, the rate per annum offered to the Lender (at approximately 11:00 A.M. London time, on the date two Business Days in London prior to the first day of such interest period) by prime banks in the London Interbank Market for deposits of Dollars for a period equal to the length of such interest period and in an amount of the Advances which have been made (or will be made) by Lender to Borrower hereunder and are scheduled to be outstanding during such interest period. Each determination of the LIBOR by Lender shall, in the absence of manifest error, be conclusive and binding.

         "Lien" shall mean any lien, mortgage, deed of trust, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise

         "Loan Documents" shall mean this Agreement, the Revolving Credit Note (including any renewals, extensions and refundings thereof), the Term Promissory Note, the Collateral Documents and any agreements or documents (and with respect to this Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Agreement.

         "Material Adverse Effect" means any (i) material adverse effect whatsoever upon the validity, performance or enforceability of any Loan Documents, (ii) material adverse effect upon the financial condition or business operations of Borrower, (iii) material adverse effect upon the ability of Borrower to fulfill its obligations under the Loan Documents, or (iv) causes an Event of Default or any event which, with notice or lapse of time or both, could become an Event of Default.

         "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Revolving Credit Note and/or Term Promissory Note under the laws which are presently in effect of the United States of America and the State of Tennessee applicable to the holders of the Revolving Credit Note and/or Term Promissory Note and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the State of Tennessee which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Net Worth" shall mean, as of any date, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the balance sheet of Borrower and prepared as of such date in accordance with Generally Accepted Accounting Principles.

         "Notice of Borrowing" shall mean any telephonic or other instructions received from any person purporting to an officer of Borrower or other authorized person.

         "Obligation" shall mean

         (i) all present and future indebtedness, obligations and liabilities of Borrower to Lender arising pursuant to this Agreement, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several;

         (ii) all present and future indebtedness, obligations and liabilities of Borrower to Lender arising pursuant to or represented by the Revolving Credit Note and/or Term Promissory Note and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof;

         (iii) all present and future indebtedness, obligations and liabilities of Borrower evidenced by or arising pursuant to any of the Loan Documents'

         (iv) all costs incurred by Lender to obtain, preserve, perfect and enforce the liens and security interests securing payment of such indebtedness, liabilities and obligations, and to maintain, preserve and collect the property in which Lender have been granted a Lien to secure payment of the Loans, or any part thereof, including but not limited to, taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses, rent, storage charges, advertising costs, brokerage fees and expenses of sale; and

         (v) all renewals, extensions and modifications of the indebtedness referred to in the foregoing clauses, or any part thereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

         "Permitted Liens" shall mean: (i) Liens (if any) granted to Lender to secure the Obligation, (ii) Liens described on EXHIBIT H attached hereto, (iii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iv) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due, (v) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided, (vi) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges, or (vii) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use.

         "Person" shall include an individual, a corporation (including without limitation Borrower), a joint venture, a general or limited partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "Plan" shall mean an employee benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code of 1954, as amended

         "Process Agent" shall mean John A. Bellamy whose address is 501 Fifth Street, Bristol, Tennessee 37620.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System 12 C.F.R. Part 204, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 207, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

         "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

         "Reportable Event" shall have the meaning assigned to such term in Title IV of ERISA.

         "Revolving Credit Note" shall mean the note executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions or modifications thereof.

         "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Term Loan" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower as provided in SECTION 2.05 hereof.

         "Term Promissory Note" shall mean that certain Term Promissory Note dated of even date herewith by Borrower in favor of Lender in the original principal amount of One Million Twenty Five Thousand Dollars ($1,025,000).

         "Voting Shares" of any corporation shall mean shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

         SECTION 1.02. Other Definitional Provisions.

         (a) All terms defined in this Agreement shall have the above-defined meanings when used in the Revolving Credit Note, Term Promissory Note or any Loan Documents, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

         (b) Defined terms used herein in the singular shall import the plural ant vice-versa.

         (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement

                                   ARTICLE II



                                CREDIT FACILITIES

         SECTION 2.01. Revolving Commitments. Subject to the terms and conditions of this Agreement (and on reliance upon the representations and warranties made hereunder), Lender agrees to lend to Borrower on a revolving basis in one or more Advances from time to time during the Commitment Period an aggregate principal amount not to exceed the Committed Sum. In the event that the outstanding principal of Advances shall at any time exceed the limitations herein, all such Advances shall nonetheless be secured by the Collateral and shall be entitled to all the benefits of this Agreement. Within the limits of this Section 2.01 and subject to the other terms and conditions of this Agreement, during the Commitment Period Borrower may borrow, repay and reborrow in accordance with the terms and conditions of this Agreement.

         SECTION 2.02. Manner of Borrowing.

         (a) Authorization to make Advances. Lender is authorized to make the Advances based upon any Notice of Borrowing or, at the discretion of Lender, if such Advances are necessary to satisfy any Obligation. All Notice of Borrowing hereunder shall specify the date on which the requested Advance is to be made (which day shall be a Business Day) and the amount of the requested Advances. Any Notice of Borrowing received after 11:00 A.M. Kingsport, Tennessee time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Advances under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         (b) Notice Irrevocable. Each Notice of Borrowing shall be irrevocable and binding on Borrower, and Borrower shall indemnify Lender against any cost, loss or expense incurred by Lender as a result of any failure to fulfill, on or before the date specified for an Advance, the conditions to such Advance set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund the Advance to be made by Lender.

         (c) Funding. After receiving a Notice of Borrowing in the manner provided herein, Lender shall, before 7:00 p.m. Kingsport, Tennessee time on the date an Advance is requested as specified in a Notice of Borrowing, deposit in the account(s) designated by Borrower, pursuant to the terms and conditions of this Agreement, such Advance in immediately available funds.

         SECTION 2.03. Fees. Borrower shall pay an unused credit fee for the Commitment Period computed at a rate per annum (based on a year of 365 or 366 days, as the case may be) equal to (a) one quarter percent (.25%) on the average daily unborrowed amount of Lender's Committed Sum in effect during the period for which payment is made. Such commitment fees shall be payable quarterly in arrears on the last day of each March, June, September and December during the Commitment Period, on the date of termination of the Commitment of Lender hereunder, and on the Commitment Termination Date.

         SECTION 2.04. Extension of Commitment Period. The Commitment Period shall expire automatically unless Borrower makes a written request to Lender not later than thirty (30) days prior to the expiration of the Commitment
Period and such request is approved in writing by Lender prior to the expiration of the Commitment Period. The right of Lender not to extend the Commitment Period shall be unconditional and within its sole discretion, notwithstanding that no Event of Default exists under this Agreement and the Loan Documents and regardless of the adequacy of the Collateral for Borrower's performance of its obligations hereunder and thereunder.

         SECTION 2.05. Term Loan. Lender is making a Term Loan to Borrower in the original principal amount of One Million Twenty Five Thousand Dollars ($1,025,000). The Term Loan is (i) evidenced by a Term Promissory Note in such original principal amount duly executed and delivered by Borrower to Lender concurrently herewith; (ii) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note, and the other Collateral Documents and (iii) secured by a deed of trust on the collateral subordinate only to the deed of trust securing the Advances made pursuant to this Agreement. Notwithstanding anything herein to the contrary, the Term Loan, together with all interest thereon, shall become immediately due and payable from the proceeds of any public offering made by Borrower. ,

         SECTION 2.06. Use of Proceeds. Subject to this Agreement and the Loan Documents, the proceeds of each Advance and the Term Loan shall be used to assist in the acquisition of the "Cortisporin" product line and for the general corporate purposes of Borrower.

                                   ARTICLE III

                             NOTES AND NOTE PAYMENTS

         SECTION 3.01. Revolving Credit Note. The Advances made under SECTION
2.01 hereof by Lender shall be evidenced by a promissory note ("Revolving Credit Note") executed by Borrower, which Revolving Credit Note shall (i) be dated the date hereof, (ii) be in the amount of Lender's Committed Sum, (iii) be payable to the order of Lender at its office in Kingsport, Tennessee, (iv) bear interest in accordance with SECTION 3.02 hereof, and (v) be in the form of EXHIBIT A attached hereto, and which is incorporated fully herein by this reference, with blanks appropriately completed in conformity herewith. Notwithstanding the principal amount of the Revolving Credit Note as stated on the face thereof, the amount of principal actually owing on such Revolving Credit Note at any given time shall be the aggregate of the principal amount of all Advances theretofore made to Borrower hereunder, less all payments of principal theretofore actually received hereunder by Lender.

         SECTION 3.02. Interest Rates. Interest shall accrue on average daily outstanding principal balance of Advances at a rate per annum equal to the sum of ninety (90) days LIBOR plus one and three quarters percent (1.75%) for such day. Interest shall be paid by Borrower monthly in arrears on the first day of each month and shall be paid by Lender charging Borrower's Advance account. The final payment of all accrued and unpaid interest shall be due and payable on the date the outstanding principal amount of the Advances is paid or due and payable in full. In the event of a Default, the Advances shall bear interest on the outstanding principal amount thereof, for each day from the date of the Default until the Advances are paid, at a rate equal to the Maximum Rate.

         SECTION 3.03. Calculation of Interest Rates. Interest for Advances hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 3.04. Manner and Application of Payments. Absent a Default or an Event of Default, the outstanding principal amount of the Advances (together with accrued and unpaid interest and expenses and any other obligations that may be due to the Lender under this Agreement or the Loan Documents) shall be due and payable by Borrower to Lender on the earlier of (i) the Commitment Termination Date; or (ii) the termination of this Agreement by Lender or Borrower in accordance with terms of this Agreement. All payments by Borrower shall be made to Lender at its address set forth herein in lawful money of the United States of America and in immediately available funds. Whenever any payment to be made hereunder shall be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter, and such extension of time shall in such case be included in the computation of interest hereunder. As payments become due and payable, Lender may and is hereby authorized by Borrower, as set forth in SECTION 2.02 (a), to charge Borrower's account in a manner to effect any such payments that are due.

         SECTION 3.05. Term Promissory Note. The Term Loan made under SECTION
2.05 hereof by Lender shall be evidenced by a the Term Promissory Note {substantially in form presented in EXHIBIT A2 attached hereto and incorporated fully herein by this reference) executed by Borrower, which Term Promissory Note shall (i) be dated the date hereof, (ii) be in the original principal amount of One Million Twenty Five Thousand Dollars ($1,025,000) (iii) be payable to the order of Lender at its office in Kingsport, Tennessee, and (iv) bear interest equal per annum to the sum of ninety (90) days LIBOR plus one and three quarters percent (1.75%).

                              CONDITIONS PRECEDENT

         SECTION 4.01. Initial Advances. The obligation of Lender to make its initial Advance and Term Loan hereunder is subject to the condition precedent that, on or before the date of such Advance and Term Loan, Lender shall have received from Borrower the following in form and substance satisfactory to
Lender:

         (a) Revolving Credit Note. A duly executed Revolving Credit Note, payable to the order of Lender, in the form of EXHIBIT A attached hereto and incorporated herein fully by this reference with appropriate insertions.

         (b) Term Promissory Note. A duly executed Term Promissory Note payable to the order of Lender, in the form of EXHIBIT A2 with appropriate insertions.

         (c) Opinion of Borrower's Counsel. A favorable opinion of corporate counsel for Borrower.

         (d) Officers Certificate. A certificate signed by a duly authorized officer of Borrower, stating that (to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in ARTICLE VI hereof and the Loan Documents are true and correct as of the date of the Advance and Term Loan; and (ii) no event has occurred and is continuing, or would result from the Advance and Term Loan, which constitutes a Default or an Event of Default.

         (e) Resolutions of Borrower. Resolutions of Borrower approving the execution, delivery and performance of this Agreement, the Revolving Credit Note, the Term Promissory Note, the Loan Documents and the transactions contemplated herein and therein, duly adopted by Borrower's Board of Directors and accompanied by a certificate of the Secretary or Assistant Secretary of Borrower stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

         (f) Incumbency Certificate of Borrower. A signed certificate of the Secretary or Assistant Secretary of Borrower which shall certify the names of the officers of Borrower authorized to sign each of the Loan Documents to be executed by such Person and the other documents or certificates to be delivered by such Person pursuant to the Loan Documents. Lender may conclusively rely on the certificate of Borrower until Lender shall receive a further certificate of the Secretary or Assistant Secretary of Borrower canceling or amending the prior certificate, provided such certificate does not retroactively void the prior certificate.

         (g) Certificates. Certificates of good standing (or other similar instruments) for Borrower by the Secretary of State of the state of incorporation of Borrower, and certificates of qualification and good standing (or other similar instruments) for Borrower issued by the Secretary of State of each of the states wherein Borrower is qualified to do business as a foreign corporation, each dated no more than thirty (30) days prior to the execution of this Agreement.

         (h) Charter and Bylaws. A copy of the charter/articles of incorporation of Borrower, and all amendments thereto, certified by the Secretary or Assistant Secretary of Borrower, and dated as of the date of the execution of this Agreement and a copy of the bylaws of Borrower and, and all amendments thereto, certified by the Secretary or Assistant Secretary of Borrower, as being true, correct and complete as of the date of such certification.

         (i) Operating Budget. Projections of the cash flow and the operating budget for Borrower for the fiscal year ending December 31, 1997.

         (j) Financial Information. Copies of the financial statements referred to in SECTION 7.01.

         (k) Collateral Documents. Each of the Collateral Documents duly executed by the parties thereto. Each document (including, without limitation, any UCC financing statement, fixture filing and deed of trust) required by the Collateral Documents or under law or requested by Lender to be filed, registered or recorded in order to create, in favor of Lender for the benefit of Lender, a perfected first Lien on the collateral described therein shall have been properly filed, registered or recorded in each jurisdiction in which the filing registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgement copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

         (1) Litigation. A certificate signed by a duly authorized officer of Borrower stating that no litigation, investigation or proceeding before or by an abitrator or Governmental Authority is continuing or threatened against Borrower or any of its officers, directors or affiliates (i) with respect to this Agreement, the Revolving Credit Note, the Term Promissory Note, the Collateral Documents, any other Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) which could have a Material Adverse Effect. Lender shall also receive either a summary and analysis of all litigation in which Borrower or any of its officers, directors or affiliates is involved or an opinion of counsel, in form and substance acceptable to Lender, to the effect that no litigation in which Borrower or any of its officers, directors or affiliates is involved would, in the event of an adverse determination, have a Material Adverse Effect.

         (m) Insurance. Evidence satisfactory to Lender that Borrower has obtained and have in full force the insurance policies required by this Agreement or the Collateral Documents.

         (n) Additional Information. Such other information and documents as may reasonably be required by Lender and Lender's legal counsel.

         SECTION 4.02. Advances and Term Loan. The obligation of Lender to make any Advance or Term Loan under this Agreement (including the initial Advance) shall be subject to the following conditions precedent:

         (a) No Defaults. As of the date of the making of such Advance or Term Loan there exists no Default or Event of Default.

         (b) Compliance with Agreement. Borrower shall have performed and complied with all agreements and conditions contained herein and in each of the Loan Documents which are required to be performed or complied with by Borrower before or on the date of such Advance or Term Loan.

         (c) No Material Adverse Change. As of the date of making such Advance or Term Loan, no change that would cause a Material Adverse Effect has occurred since the date of the financial statements referenced in SECTION 6.06.

         (d) Representations and Warranties. The representations and warranties contained in ARTICLE VI hereof and in each of the Loan Documents shall be true in all respects on the date of making of such Advance or Term Loan, with the same force and effect as though made on and as of that date.

         (e) Financial Statements. The most recent financial statements of Borrower delivered to Lender pursuant to SECTION 7.01 are true and correct, fairly represent the financial condition of Borrower and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of prior periods; as of the date of such Advance and Term Loan, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower which are (separately or in the aggregate) material and are not reflected in such financial statements.

         (f) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Borrower.

                                   ARTICLE V

                               SECURITY INTERESTS

         SECTION 5.01 Grant of Security Interests. To secure the due and punctual payment of all Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms hereof and to secure the due and punctual performance of all of the obligations of Borrower contained in the other Loan Documents and in any other documents or instruments to which Borrower and Lender are parties and in order to induce Lender to enter into this Agreement and to make Advances and Term Loan Borrower does hereby mortgage, pledge and assign to Lender (all of which are herein collectively called the "Collateral"):

         (a) All of the land in the county of Sullivan, State of Tennessee, described more particularly in the attached EXHIBIT B, which is by this reference fully incorporated herein (referred to hereinafter sometimes as the "Property"), to have and to hold the same, together with all the improvements now or hereafter erected on such Property and all fixtures now or hereafter attached thereto, together with each and every tenements, hereditaments, easements, rights, powers, privileges, immunities and appurtenances thereunto belonging or in anywise appertaining and the reversion and reversions, remainder and remainders, and also all the estate, right, title, interest, homestead, property, possession and claim whatsoever in law as well as in equity of Borrower of, in and to the same in every part and parcel thereof unto Lender in fee simple.

         (b) Together with a security interest in all fixtures affixed to or located on the Property.

         (c) Together with all rents, issues, profits, revenue, income and other benefits from the Property to be applied to the Obligation secured by the Loan Documents provided however, that permission is hereby given to Borrower so long as no default has occurred hereunder, to collect, receive, and use such benefits from the Property as they become due and payable, but not in advance thereof.

         Provided always, that if Borrower shall pay to Lender the Obligations at the times and in the manner stipulated by this Agreement, the Revolving Credit Note, the Term Promissory Note and in all other instruments securing the Obligation, including renewals, extension or modification thereof, and in this Agreement and in all other instruments securing the Obligations, to be kept, performed or observed by Borrower, then the herein described security interest in the Collateral, shall cease and be void, but shall otherwise remain in full force and effect.

         SECTION 5.02 Filings. To further evidence the security interests of Lender in the Collateral, Borrower shall executed and deliver to Lender, in a form satisfactory to Lender, a deed of trust(s), and any other documents or instruments reasonably deemed necessary or advisable (including any modifications or extensions thereof), at any time by Lender.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to make Advances and the Term Loan hereunder, Borrower represents and warrants to Lender that:

         SECTION 6.01. Organization and Good Standing. Borrower is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which it is doing business and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future.

         SECTION 6.02. Authorization and Power. Borrower has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to be executed by it. Borrower is duly authorized to, and has taken all corporate action necessary to authorize it to, execute, deliver and perform the Loan Documents executed by it. Borrower is and will continue to be duly authorized to perform the Loan Documents executed by it.

         SECTION 6.03. No Conflicts or Consents. Neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which Borrower is subject or any judgment, license, order or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower may be bound, or to which Borrower may be subject, or violate any provision of the charter or bylaws of Borrower. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

         SECTION 6.04. Enforceable Obligations. The Loan Documents have been duly executed and delivered by Borrower and are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

         SECTION 6.05. No Liens. Except for Permitted Liens, the Collateral is free and clear of all Liens and other adverse claims of any nature, and Borrower has good and marketable title to the Collateral.

         SECTION 6.06. Financial Condition. Borrower has delivered to Lender copies of the consolidated and consolidating balance sheet of Borrower as of December 31, 1996, and the related consolidated and consolidating statements of income, stockholders' equity and changes in financial position for the year ended such date, certified by independent certified public accountants; such financial statements are true and correct, fairly represent the financial condition of Borrower as of such date and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of prior periods; as of the date hereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of Borrower which are (separately or in the aggregate) material and are not reflected in such financial statements; no changes having a Material Adverse Effect have occurred since the date of such financial statements.

         SECTION 6.07. Full Disclosure. There is no material fact that Borrower has not disclosed to Lender which could have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of Borrower. Neither the financial statements referenced in SECTION 6.06 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower to Lender in connection with negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         SECTION 6.08. No Default. No event has occurred and is continuing which constitutes a Default or an Event of Default.

         SECTION 6.09. Material Agreements. Borrower is not in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound.

         SECTION 6.10. No Litigation. Except as disclosed on EXHIBIT C, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower that could, if adversely determined, have a Material Adverse Effect. There has been no change since the date of this Agreement in the status of any of the actions, suits, investigations, litigation or proceedings referred to in the litigation disclosed to Lender pursuant to EXHIBIT C that is materially adverse to Borrower or to any transactions contemplated by any Loan Document.

         SECTION 6.11. Burdensome Contracts. Borrower is not a party to, or bound by, any contract which is a burdensome contract having a Material Adverse Effect.

         SECTION 6.12. Regulatory Defects. As of the date hereof, Borrower has advised Lender, in writing, of all regulatory defects which could cause a Material Adverse Effect of which Borrower has been advised or has actual knowledge.

         SECTION 6.13. Use of Proceeds; Margin Stock. The proceeds of the Advances and the Term Loan hereunder will be used by Borrower solely for the purposes herein specified. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X, or Regulation G or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U, Regulation X, or Regulation G. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause the Advances, Term Loan, or any of the other Loan Documents, including this Agreement, to violate Regulation U, Regulation X, or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrower owns no "margin stock."

         SECTION 6.14. No Financing of Corporate Takeovers. No proceeds of the Advances and Term Loan hereunder will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14
(d)thereof.

        SECTION 6.15. Taxes. All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon. There is no proposed tax assessment against Borrower and there is no basis for such assessment.

        SECTION 6.16. Principal Office, Etc. The principal office, chief executive office and principal place of business of Borrower is at 501 Fifth Street, Bristol, Tennessee. Borrower maintains its principal records and books at such address

        SECTION 6.17. ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable, or (ii) has instituted or intends to institute proceedings to terminate any Plan under Sections 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA); (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA and the Code applicable thereto; (e) Borrower and all members of any Controlled Group have complied with all applicable minimum funding requirements of ERISA and the Code with respect to each Plan; (f) no member of any Controlled Group has been required to contribute to a Multi-Employer Pension Plan since September 2, 1974 except as set forth on EXHIBIT D; (g) there are no unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) with respect to any Plan of Borrower or any member of the Controlled Group which pose a risk of causing a lien to be created in in the of of Borrower, and (h) no material prohibited transaction under the Code or ERISA has occurred with respect to any Plan of Borrower or a member of the Controlled Group.

        SECTION 6.18. Compliance with Law. Borrower is in compliance with all laws, rules, regulations, orders and decrees which are applicable to Borrower or its properties.

        SECTION 6.19. Government Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Borrower of Indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

        SECTION 6.20. Insider. Borrower is not, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower is, an "executive officer", "director", or "principal shareholder" (as those terms are defined in 12
U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender may be a subsidiary, or of any subsidiary of a bank holding company of which Lender may be a subsidiary, or of any bank at which Lender maintains a "correspondent account" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with Lender.

        SECTION 6.21. Subsidiaries. Set forth on EXHIBIT E hereto is a complete and accurate list of all subsidiaries as of the date hereof, showing as of such date (as to each such subsidiary) the jurisdiction of its incorporation. All of the outstanding capital stock of all subsidiaries has been validly issued, is fully paid and non-assessable and is owned by Borrower free and clear of all Liens other than the security interests under the Collateral Documents.

        SECTION 6.22. Fair Labor Standards Act. Borrower has complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, et seq., as amended from time to time (the "FSLA"), including specifically, but without limitation 29 U.S.C. Section 215(a). This representation and warranty, and each re-confirmation hereof, shall constitute written assurance from Borrower, given as of the date hereof and as of the date of each re-confirmation that Borrower has complied with the requirements of the FSLA, in general, and SECTION 15(a)(1), 29 U.S.C. Section 15(a)(1), thereof, in particular.

        SECTION 6.23. Casualties. Neither the business nor the properties of Borrower are affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

        SECTION 6.24. Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

        SECTION 6.25. Sufficiency of Capital. Borrower is, and after consummation of this Agreement and after giving effect to all Indebtedness incurred and Liens created by Borrower in connection herewith will be, Solvent.

        SECTION 6.26. Hazardous Substances. Except as disclosed on EXHIBIT F the land described in the Loan Documents, including, but not limited to, the deed of trust, is free from "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq., as amended, and the regulations promulgated pursuant thereto, and no portion of such land is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. Section 761.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. Section 763.63) or the past or present accumulation, spillage or leakage of any such substance.

        SECTION 6.27. Collateral Documents; Description of Assets. The Collateral Documents contain a description of all of the assets and properties Borrower, sufficient to grant to Lender perfected Liens therein pursuant to applicable law. Upon the filing by Lender of the required documents and instruments, including, but not limited to, deeds of trust and fixture filings. Lender will have a perfected first priority Lien in the Collateral and the properties and assets described in the Collateral Documents. Lender has obtained an independent survey of the Collateral described in EXHIBIT B hereof and is relying in part, on such survey.

        SECTION 6.28 Corporate Name. Borrower has not, during the preceding five (5) years, been known as or used any other corporate, fictitious or tradenames except as disclosed on EXHIBIT G. Except as set forth on EXHIBIT G, Borrower has not, during the preceding five (5) years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

        SECTION 6.29. Representations and Warranties. Each Notice of Borrowing shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Default or Event of Default exists and that all representations and warranties contained in this ARTICLE VI or in any other Loan Document are true and correct on and as of the date the requested Advance is to be made.

        SECTION 6.30. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Borrower herein shall survive delivery of the Revolving Credit Note and the Term Promissory Note, and the making of the Advance and Term Loan, respectively, and any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely thereon.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

        So long as Lender has any commitment to make Advances and the Term Loan hereunder, and until payment in full of the Revolving Credit Note, Term Promissory Note, and the performance of the Obligation, Borrower agrees that:

        SECTION 7.01. FINANCIAL STATEMENTS, Reports and Documents. Borrower shall deliver to Lender each of the following:

        (a) QUARTERLY STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year of Borrower, copies of the quarterly Form 10-Q Statements (if applicable), any and all filings with the SEC (if applicable), copies of the consolidated and consolidating balance sheet of Borrower as of the end of such quarterly fiscal period, and statements of income and retained earnings and changes in financial position of Borrower for that quarterly fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures of the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of Borrower as being true and correct and as having been prepared in accordance with Generally Accepted Accounting Principals, subject to year-end audit adjustments;

        (b) ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty days (120) days after the close of each fiscal year of Borrower, copies of the consolidated and consolidating balance sheet of Borrower as of the close of such fiscal year and statements of income and retained earnings and changes in financial position of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrower) of Coopers & Lybrand, LLP or of other independent public accountants of recognized national standing selected by Borrower and satisfactory to Lender, to the effect that such consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

        (c) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each written report submitted to Borrower by independent accountants any annual, quarterly or special audit made, it being understood and agreed that all audit reports which are furnished to Lender pursuant to this ARTICLE VII shall be treated as confidential, but nothing herein contained shall limit or impair Lender's right to disclose such reports to any appropriate Governmental Authority, or to use such information to the extent pertinent to an evaluation of the Obligation, or to enforce compliance with the terms and conditions of this Agreement, or to take any lawful action which Lender deems necessary to protect its interests under this Agreement;

        (d) OTHER REPORTS. Promptly upon its becoming available, one copy of each financial statement and any order issued by any Governmental Authority in any proceeding to which Borrower is a party;

        (e) COMPLIANCE CERTIFICATE. Within thirty (30) days after the end of each fiscal quarter of Borrower hereafter, a certificate executed by the chief financial officer or chief executive officer of Borrower, stating that a review of the activities of Borrower during such fiscal quarter has been made under his supervision and that Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in default under any of the same or, if any such default shall have occurred, specifying the nature and status thereof;

        (f) ACCOUNTANTS CERTIFICATES. Within the period provided in paragraph
(b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any condition or event which would constitute a Default or an Event of Default under any of the terms or provisions of this Agreement (insofar as any such terms or provisions pertain to accounting matters) and, if any such condition or event then exists, specifying the nature and period of existence thereof; and

        (g) OTHER INFORMATION. Such other information concerning the business, properties or financial condition of Borrower as Lender shall reasonably, from time to time request.

        SECTION 7.02. PAYMENT OF TAXES AND OTHER INDEBTEDNESS. Borrower shall pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property, and (iii) all of its other Indebtedness, except as prohibited hereunder; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and cash reserves therefor have been established in accordance with Generally Accepted Accounting Principles.

        SECTION 7.03. MAINTENANCE OF EXISTENCE AND RIGHTS. Conduct of Business. Borrower shall preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority.

        SECTION 7.04. NOTICE OF DEFAULT. Borrower shall furnish to Lender immediately upon becoming aware of the existence of any condition or event which constitutes a Default or would become a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

        SECTION 7.05. OTHER NOTICES. Borrower shall promptly notify Lender of
(i) any material adverse change in its financial condition or its business,
(ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by Borrower, (iii) any material adverse claim against or affecting Borrower or any of its properties, and (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority which could have a Material Adverse Effect or result in an Event of Default.

        SECTION 7.06. COMPLIANCE WITH LOAN DOCUMENTS. Borrower shall promptly comply with any and all covenants and provisions of the Loan Documents executed by it.

        SECTION 7.07. COMPLIANCE WITH MATERIAL AGREEMENTS. Borrower shall comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

        SECTION 7.08. OPERATIONS AND PROPERTIES. Borrower shall act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Borrower shall keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

        SECTION 7.09. BOOKS AND RECORDS; ACCESS. Borrower shall give any representative of Lender access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect any of the properties of Borrower. Borrower shall maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

        SECTION 7.10. COMPLIANCE WITH LAW. Borrower shall comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could have a Material Adverse Effect.

        SECTION 7.11. INSURANCE. Borrower shall maintain worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

        SECTION 7.12. AUTHORIZATIONS AND APPROVALS. Borrower shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

        SECTION 7.13. ERISA COMPLIANCE. Borrower shall (i) at all times, make prompt payment of all contributions required under all Plans and required to meet the minimum funding standard set forth in ERISA with respect to its Plans,
(ii) within thirty (30) days after the filing thereof, furnish to Lender copies for each Lender of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulation promulgated thereunder, in connection with each of its Plans for each Plan year, (iii) notify Lender immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iv) furnish to Lender, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

        SECTION 7.14. FURTHER ASSURANCES. Borrower shall, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, the obligations of Borrower thereunder, or for better assuring and confirming unto Lender all or any part of the security for any of such obligations, or for granting to Lender any security for the Obligation which Lender may request from time to time.

        SECTION 7.15. MINIMUM NET WORTH. Borrower shall, as of August 21, 1997 and each date, determined quarterly, thereafter, maintain a minimum Net Worth of Twenty Five Million Dollars ($25,000,000) plus fifty percent (50%) of Borrower's coinciding fiscal year earnings.

        SECTION 7.16. INDEMNITY BY BORROWER. Borrower shall indemnify, save, and hold harmless Lender and its directors, officers, agents, attorneys, and employees (collectively, the "Indemnities" from and against: (i) any and all claims, demands, actions, or causes of action that are asserted against any Indemnitee by any Person if the claim, demand, action, or cause of action directly or indirectly relates to a claim, demand, action, or cause of action that the Person asserts or may assert against Borrower, any Affiliate of Borrower or any officer, director or shareholder of Borrower, (ii) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action directly or indirectly relates to the Commitments, the use of proceeds of the Advances, or the relationship of Borrower and Lender under this Agreement or any transaction contemplated pursuant to this Agreement, (iii) any administrative or investigative proceeding by any Governmental Authority directly or indirectly related to a claim, demand, action or cause of action described in clauses (i) or (ii) above, and (iv) any and all liabilities, losses, costs, or expenses (including attorneys' fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, however, that Borrower shall have no obligation under this Section to Lender with respect to any of the foregoing arising out of the gross negligence or willful misconduct of Lender or the breach by Lender of this Agreement or from the transfer or disposition of any the Revolving Credit Note by Lender. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. If requested by Borrower in writing and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnitee shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written

                                      2O
notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's concurrence thereto which concurrence shall not be unreasonably withheld. Each Indemnitee is authorized to employ counsel in enforcing its rights hereunder and in defending against any claim, demand, action, or cause of action covered by this Section; provided, however, that each Indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this Section which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of the Obligation.

                                 ARTICLE VIII

                               NEGATIVE COVENANT

        So long as Lender has any commitment to make Advances and the Term Loan hereunder, and until payment in full of the Revolving Credit Note and the performance of the Obligation, Borrower agrees that:

        SECTION 8.01. LIMITATION ON INDEBTEDNESS. Borrower shall not incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, if such Indebtedness would cause an Event of Default or a Material Adverse Effect except (i) Indebtedness arising out of this Agreement, (ii) Indebtedness secured by the Permitted Liens, (iii) current liabilities for taxes and assessments incurred in the ordinary course of business, (iv) Indebtedness in respect of current accounts payable or accrued (other than for borrowed funds or purchase money obligations) and incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, and (v) Indebtedness of Borrower as reflected in the audited consolidated financial statement of Borrower as of December 31,1996.

        SECTION 8.02. NEGATIVE PLEDGE. Borrower shall not create, incur, permit or suffer to exist any Lien upon any of the Collateral, now owned or hereafter acquired, except for Permitted Liens.

        SECTION 8.03. RESTRICTIONS ON DIVIDENDS. Borrower shall not directly or indirectly declare or make, or incur any liability to make, any Dividend, if such Dividend would cause a Material Adverse Effect or Event of Default, or if Borrower is in Default, without the prior written consent of Lender, which consent may not be unreasonably withheld.

        SECTION 8.04. LIMITATION ON INVESTMENTS. Borrower shall not make or have outstanding any investments in any Person which would result in a Material Adverse Effect or Event of Default.

        SECTION 8.05. LIMITATION ON SALE OF PROPERTIES. Borrower shall not (i) sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired if such sale, assignment, conveyance, exchange, lease or other disposition would result in a Material Adverse Effect or Event of Default, or (ii) sell, assign or discount any Accounts, if such sale, assignment or discount would result in a Material Adverse Effect or Event of Default.

        SECTION 8.06. Name, fiscal year and Accounting Method. Borrower shall not change its name, fiscal year or method of accounting except in accordance with Generally Accepted Accounting Principles; provided, however, Borrower may change its name if Borrower has given Lender sixty (60) days prior written notice of such name change and taken such actions as Lender deems necessary to continue the perfection of the Liens securing payment of the Obligation.

        SECTION 8.07. CURRENT RATIO. Borrower shall not permit the ratio of current assets to current liabilities, as of any date, to be less than one and one quarter (1.25) (Calculation: Current assets divided by current liabilities)

        SECTION 8.08. DEBT TO NET WORTH RATIO. Borrower shall not permit the ratio of liabilities to Net Worth, as of any date, to be more than one and one half (1.5) (Calculation: total liabilities divided by Net Worth).

        SECTION 8.09. CASH FLOW COVERAGE. Borrower shall not, as of any date, permit the cash flow coverage to be less than one and one quarter (1.25) (Calculation: Earnings Before Interest, Taxes, Depreciation and Amortization divided by current maturities of long term debt plus interest expense).

        SECTION 8.10. LIQUIDATION, MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Borrower shall not dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any Person, or sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets or business without the prior written consent of Lender, which consent may not be reasonably withheld.

        SECTION 8.11. LINES OF BUSINESS. Borrower shall not directly or indirectly, engage in any business other than those in which it is presently engaged, or substantially alter its method of doing business.

        SECTION 8.12. NO AMENDMENTS. Borrower shall not amend its certificate of incorporation or bylaws.

        SECTION 8.13. PURCHASE OF SUBSTANTIAL ASSETS. Borrower shall not purchase, lease or otherwise acquire all or substantially all of the assets of any other Person without the prior written consent of Lender, which consent may be withheld in the sole and absolute discretion of Lender.

                                    ARTICLE

                               EVENTS OF DEFAULT

        SECTION 9.01. EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

        (a) Borrower shall fail to pay when due any principal of, or interest on, the revolving Credit Note, Term Promissory Note or shall fail to pay when due any fee, expense or other payment required hereunder.

        (b) any representation or warranty made under this Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Advances hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

        (c) default shall occur in the performance of any of the covenants or agreements of Borrower hereunder or in any of the other Loan Documents;

        (d) default shall occur in the payment of any material Indebtedness of Borrower (other than the Obligation) or default shall occur in respect of any note, loan agreement or credit agreement relating to any such Indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

        (e) any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Borrower in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

        (f) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

        (g) an involuntary petition or complaint shall be filed against Borrower seeking bankruptcy or reorganization of it or the appointment of a receiver, custodian, trustee, intervenor or liquidator of it, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within thirty (30) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or appointing a receiver, custodian, trustee, intervenor or liquidator of it, or of all or substantially all of its assets;

        (h) any final judgment(s) for the payment of money in excess of the sum of Twenty Five Thousand Dollars ($25,000) in the aggregate shall be rendered against Borrower and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

        (i) both the following events shall occur: (i) either (x) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, or
(y) a Reportable Event, the occurrence of which would cause the imposition of a lien under Section

4068 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) and be continuing for a period of sixty (60) days; and (ii) the sum of the estimated liability to PBGC under Section 4062 of ERISA and the currently payable obligations of Borrower to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of Section 412 of the Code) under the Plan or Plans subject to such event shall exceed ten percent (10%) of Net Worth at such time;

        (j) any or all of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA) to which Borrower contributes or contributed on behalf of its employees: (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; or (ii) any such plan is "in reorganization" as that term as that term is defined in
Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA and Lender determine in good faith that the aggregate liability likely to be incurred by Borrower as a result of all or any of the events specified in Subsections (i), (ii) and (iii) above occurring, shall have a Material Adverse Effect; or

        (k) there shall occur any change in the condition (financial or otherwise) of Borrower which, in the reasonable opinion of Lender, has a Material Adverse Effect

        SECTION 9.02. REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, then Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender in its sole discretion, may deem necessary or appropriate: (i) terminate Lender's commitment to lend hereunder, (ii) declare the principal of, and all interest then accrued on, the Revolving Credit Note, Term Promissory Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein in the Revolving Credit Note, or in the Term Promissory Note to the contrary notwithstanding, (iii) reduce any claim to judgment, and/or (iv) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in SECTION
9.01 (f) and (g) shall occur, the principal of, and all interest on, the Revolving Credit Note, Term Promissory Note and other liabilities hereunder shall thereupon become due and payable concurrently therewith, and Lender's obligations to lend shall immediately terminate hereunder, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

        SECTION 9.03. PERFORMANCE BY LENDER. Should Borrower fail to perform any covenant, duty or agreement contained herein or in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its principal office in Kingsport, Tennessee together with interest thereon at the highest lawful rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of Borrower.

                                   ARTICLE X

                                 MISCELLANEOUS

        SECTION 10.01. MODIFICATION. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and concurred in by Lender and then shall be effective only in the specific instance and for the purpose for which given.

        SECTION 10.02. ACCOUNTING TERMS AND REPORTS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with Generally Accepted Accounting Principles consistently applied on the basis used by Borrower in prior years. All financial reports furnished by Borrower to Lender pursuant to this Agreement shall be prepared in such form and such detail as shall be satisfactory to Lender, shall be prepared on the same basis as those prepared by Borrower in prior years and shall be the same financial reports as those furnished to Borrower's officers and directors.

        SECTION 10.03. WAIVER. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Loan Documents shall be in addition to all other rights provided by law and/or equity. No modification or waiver of any provision of this Agreement, the Revolving Credit Note, the Term Promissory Note or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

        SECTION 10.04. PAYMENT OF EXPENSES. Borrower agrees to pay all costs and expenses of Lender (including, without limitation, the reasonable attorneys' fees of Lender's legal counsel) incurred by Lender in connection with the preservation and enforcement of and Lender's rights under this Agreement, the Revolving Credit Note, Term Promissory Note and/or the other Loan Documents, and all reasonable costs and expenses of Lender (including without limitation the reasonable fees and expenses of Lenders' legal counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement, the Revolving Credit Note, Term Promissory Note and the other Loan Documents and any and all amendments, modifications and supplements thereof or thereto.

        SECTION 10.05. NOTICES. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by facsimile delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party as follows:

        (a) Borrower:      King Pharmaceuticals, Inc.
                           501 Fifth Street
                           Bristol, Tennessee 37620

                           Attention: President
                           Facsimile No.: (423) 969-8055
with copy to:              King Pharmaceuticals, Inc.
                           501 Fifth Street
                           Bristol, Tennessee 37620

                           Attn: Legal Department
                           Facsimile No.: (423) 989-6282

(b) Lender:                First American National Bank
                           4105 Ft. Henry Drive, Suite 300
                           Kingsport, Tennessee 37663

                           Attention: Jerry C. Greene, Senior Vice President

                           Facsimile No.: 423/229-0333

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed or personally delivered as aforesaid or, if transmitted by facsimile, on the day that such notice is transmitted as aforesaid; provided, however, that any telephonic or other notice received by Lender after 11:00 A.M. time on any day from Borrower pursuant to SECTION 2.02 (with respect to a Notice of Borrowing) shall be deemed for the purposes of such Section to have been given by Borrower on the next succeeding Business Day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this SECTION 10.05.

         SECTION 10.06. Governing Law. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Tennessee and the substantive laws of such state (without reference to any conflict of laws provisions) and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement and all of the other Loan Documents.

         SECTION 10.07. Waiver of Jury Trial; Choice of Forum; Consent to Service of Process and Jurisdiction. Borrower hereby irrevocably and unconditionally waives all right to trial by jury in any action, proceeding, or counterclaim arising out of or related to this Agreement, the Advances or any other document or instrument to which Borrower and Lender are parties or any of the transactions contemplated hereby or thereby. Any suit, action or proceeding against Borrower with respect to this Agreement, the Revolving Credit Note or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Tennessee, County of Sullivan, or in the United States District Court for the Eastern District of Tennessee, in Greeneville, Tennessee and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Tennessee may be brought upon the Process Agent, and Borrower hereby irrevocably appoints the Process Agent, as its true and lawful attorney-in-fact in the name, place and stead of Borrower to accept such service of any and all such writs, process and summonses, and agrees that the failure of Process Agent to give any notice of such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Borrower hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Lender registered or certified mail, postage prepaid, to Borrower's address set forth in SECTION 10.06 hereof. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Revolving Credit Note brought in the said courts, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

        SECTION 10.08. Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable;
such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document;
and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrower and Lender are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) Business Days after a provision of the Loan Document is held to be illegal invalid or unenforceable, then a provision acceptable to Lender as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

        SECTION 10.09. Maximum Interest Rate. Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect or apply as interest on the Revolving Credit Note and/or Term Promissory Note any amount in excess of interest calculated at the Maximum Rate, and, in the event that Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, pro rate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Revolving Credit Note and/or Term Promissory Note; provided that, if the Revolving Credit Note and/or Term Promissory Note are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Revolving Credit Note and/or Term Promissory Note, and in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

        SECTION 10.10. Confidentiality. Lender agrees to hold any confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure to (i) legal counsel, accountants, and other final advisors who are required by Lender to hold such confidential information in confidence, (ii) regulatory officials, (iii) as required by law or legal process or in connection with any legal proceeding, and (iv) to another financial institution in connection with a disposition or proposed disposition of a Lender's interests hereunder or under the Revolving Credit Note and/or Term Promissory Note.

        SECTION 10.11. Nonliability of Lender. The relationship between Borrower and Lender is, and shall at all times remain, solely that of borrower and lender, and Lender does not undertake nor assume any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by Lender in connection with any such matter is for the protection of Lender, and neither Borrower nor any third party is entitled to rely thereon.

        SECTION 10.12. Offset. Borrower hereby grants to Lender the right of offset, to secure repayment of the Revolving Credit Note, upon any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender, or any of its agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing.

        SECTION 10.13 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder. Any assignment in violation of this Section shall be void.

        SECTION 10.14. Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

        SECTION 10.15. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

        SECTION 10.16. Survival. All representations and warranties made by Borrower herein shall survive delivery of the Revolving Credit Note and Term Promissory Note, the making of the Advances and Term Loan, respectively, and the closing of any transactions herein contemplated.

        SECTION 10.17. No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Revolving Credit Note, Term Promissory Note or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Lender, or any of their officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

        SECTION 10.18. Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Agreement as of the day and year first above written.


                                             BORROWER:

                                             KING PHARMACEUTICALS, INC.

                                             By:/s/ John M. Gregory
                                                -------------------------------

(SEAL)                                       Name:  John M. Gregory
                                                   ----------------------------

                                             Title: Chief Executive Officer
                                                   ----------------------------

Attest:

/s/ Joseph R. Gregory
---------------------------
Joseph R. Gregory


                                             LENDER:

                                             FIRST AMERICAN NATIONAL BANK


                                             By:/s/ Jerry C. Greene
                                                -------------------------------
                                                Jerry C. Greene,
                                                Senior Vice President

STATE OF TENNESSEE

COUNTY OF SULLIVAN

        On this 21st day of August 1996, before me, a Notary Public in and for said State, appeared John M. Gregory, to me personally known, who, being duly sworn, did say that he is the Chief Executive Officer of King Pharmaceuticals, Inc., a Tennessee corporation, the corporation named in and which executed the within instrument, and that said instrument was signed on behalf of said corporation; and said John M. Gregory acknowledged said instrument to be the free act and deed of said corporation.

                                             /s/ Melissa L. Duffy
                                             ----------------------------------
                                             Name:  Melissa L. Duffy
                                             Notary Public

Commission expires:

7/20/99
-------------------------


[SEAL]

MELISSA L. DUFFY
NOTARY PUBLIC AT LARGE
SULLIVAN CO. TENN.

                                   EXHIBIT A

                             Revolving Credit Note



$2,975,000                                                      August 21, 1997
                                                     Sullivan County, Tennessee

FOR VALUE RECEIVED, the undersigned, KING PHARMACEUTICALS, INC., a Tennessee corporation (the "Borrower"), promises to pay to the order of FIRST AMERICAN NATIONAL BANK (the "Lender"), at its principal office at 4105 Ft. Henry Drive, Kingsport, Tennessee, or at such other place as the holder from time to time may designate in writing, the principal sum of TWO MILLION NINE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($2,975,000), or the outstanding principal balance thereof (collectively and separately referred to herein sometimes as the "Loan") in lawful money of the United States of America and to pay interest on the unpaid balance hereof in like money at such office on the first day of each calendar month of each year from the date hereof until the principal hereof shall have become due and payable on August 20, 2000, or earlier as provided herein, at the rate of ninety days (90) - plus one and three quarters percent (1.75%)(computed on the basis of the actual number of days elapsed over a year of 360 days). "LIBOR" shall mean, for each interest period, the rate per annum offered to the Lender (at approximately 11:00 A.M. London time, on the date two Business Days in London prior to the first day of such interest period) by prime banks in the London Interbank Market for deposits of the lawful money of the United States of America for a period equal to the length of such interest period and in an amount of the Loan which have been made by Lender to Borrower hereunder and are scheduled to be outstanding during such interest period. Each determination of the LIBOR by Lender shall, in the absence of manifest error, be conclusive and binding. Lender shall attempt to notify Borrower of its determination of the LIBOR as soon as practicable following such determination. In no event shall the interest hereon exceed the maximum rate permitted to be charged by applicable law or regulation.

This Note and any and all extensions, modifications, renewals or amendments thereof is secured by a deed of trust executed by Borrower on even date herewith.

Any default under the Loan and Security Agreement of even date herewith entered into between Borrower and First American National Bank as Lender ("Loan Agreement"), as amended from time to time, shall constitute a default under this Note, in which event, at the option of the holder of this Note, the entire principal nun evidenced hereby, together with interest thereon, without notice, except as provided in the Loan Agreement, shall immediately become due and payable.

The whole of the principal sum and, to the extent permitted by law, any accrued interest shall bear, after default, interest at the highest lawful rate then in effect pursuant to applicable law, or at the rate provided herein in the event no maximum rate is prescribed by applicable law.

At the option of the Lender hereof, the undersigned shall pay a late charge equal to five percent (5.0%) of any installment payable hereunder not paid within fifteen (15) days of the due date thereof.

LIBOR Advances may be prepaid at any time with three (3) prior Business Days' notice to Lender, provided Borrower shall compensate Lender for any and all funding losses when any LIBOR Advance is prepaid prior to the end of its respective Interest Period.

If default is made in the payment of any installment due hereunder, whether principal or interest, when the same shall become due or mature, or if default is made in the payment of the indebtedness hereunder on demand or at maturity, or in the event of default in or breach of any terms, provisions or conditions of the Loan Agreement or any instrument(s) given to secure this Note, then at the election of the legal holder hereof, at any time thereafter made and without demand or notice, the owner and holder of this Note shall have the right to declare all sums unpaid hereon at once due and payable. In the event of such default, and the same is placed in the hands of any attorney for collection, or a suit is filed hereon, or if the proceedings are held in bankruptcy, receivership, through the reorganization of Borrower, or any surety of borrower, or other legal or judicial proceedings for the collection hereof, Borrower agrees to Pay to the owner and holder of this Note all costs of collection, including reasonable attorneys' fees.

The Borrower and all endorsers and signers hereof, and each of them, expressly waive presentment for payment, notice of nonpayment, protest, notice of protest, bringing of suit, and diligence in taking any action to claim the amounts owing hereunder and are and shall be jointly and severally, directly and primarily, liable for the amount of all sums owing and to be owing hereon and agree that this Notice, or any payment hereunder, may be extended from time to time without affecting such liability.

During the existence of any default or delinquency under the terms of this Note, the Loan Agreement, any other instrument evidencing indebtedness to Borrower to Lender, or any instrument executed or to be executed as security for the payment hereof, Lender or other owner and holder hereof is expressly authorized to apply all payments made on this Note to the payment of such part of any delinquency as it may elect.

The remedies of the Lender hereof as provided herein, in the Loan Agreement, or in any instrument(s) securing this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the Lender hereof, and may be exercised as often as occasion therefor shall arise. No act or omission of the Lender, including specifically any failure to exercise any right, remedy or recourse shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event. Notwithstanding anything herein to the contrary, in no event shall interest payable hereunder be in excess of the maximum rate allowed by applicable law.

Time is of the essence of this Note.

This Note and the instruments securing it shall be governed by, and construed under, the laws of the State of Tennessee.

The provisions hereof shall be binding upon the parties, their successors and assigns. The provisions hereof are severable such that the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions.

This Note has been executed, delivered and accepted at Sullivan County, Tennessee, and all funds disbursed to or for the benefit of the undersigned will be disbursed in Kingsport, Sullivan County, Tennessee.

IN WITNESS WHEREOF, the undersigned have executed this Note on the day and year first above written.

                                             BORROWER:

                                             KING PHARMACEUTICALS, INC.

(SEAL)                                       By:
                                                -------------------------------

Attest:                                      Name:
                                                  -----------------------------

--------------------------------             Title:
Joseph R. Gregory, Secretary                       ----------------------------

                                  EXHIBIT A2

                             Term Promissory Note

$1,025,000                                                      August 21, 1997
                                                     Sullivan County, Tennessee

FOR VALUE RECEIVED, KING PHARMACEUTICALS, INC., a Tennessee corporation (the "Debtor"), hereby unconditionally promises to pay to the order of FIRST AMERICAN NATIONAL BANK (the "Payee"), at the offices of Payee at 4105 Ft. Henry Drive, Suite 300, Kingsport, Tennessee 37663, or such other place as the Payee or any holder hereof may from time to time designate, the principal sum of ONE MILLION TWENTY FIVE THOUSAND DOLLARS ($1,025,000) in lawful money of the United States of America and in immediately available funds, in thirty five (35) consecutive monthly installments of TWENTY EIGHT THOUSAND FOUR HUNDRED SEVENTY TWO DOLLARS AND TWENTY TWO CENTS ($28,472.22) and one final installment of TWENTY EIGHT THOUSAND FOUR HUNDRED SEVENTY TWO DOLLARS AND THIRTY CENTS ($28,472.30) on the first day of each month commencing on September 1,1997.

Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate (as hereinafter defined). Such interest shall be paid in like money at said office or place from the date hereof, commencing September 1, 1997 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination or non-renewal of the Loan and Security Agreement shall be payable upon demand.

For purposes hereof, the term Interest Rate shall mean a rate of ninety days
(90) - LIBOR plus one and three quarters percent (1.75%)(computed on the basis of the actual number of days elapsed over a year of 360 days). "LIBOR" shall mean, for each interest period, the rate per annum offered to the Lender tat approximately 11:00 A.M. London time, on the date two Business Days in London prior to the first day of such interest period) by prune banks in the London Interbank Market for deposits of the lawful money of the United States of America for a period equal to the length of such interest period and in an amount of the Loan which have been made by Lender to Borrower hereunder and are scheduled to be outstanding during such interest period. Each determination of the LIBOR by Lender shall, in the absence of manifest error, be conclusive and binding. Lender shall attempt to notify Borrower of in determination of the LIBOR as soon as practicable following such determination. In no event shall the interest hereon exceed the maximum rate permitted to be charged by applicable law or regulation. In no event shall the interest charged hereunder exceed the Maximum Interest Rate.

This Note is issued pursuant to the terms and provisions of the Loan and Security Agreement to evidence the Term Loan by Payee to Debtor. This Note is secured by a deed of trust of even date herewith. Unless payment is otherwise made by Debtor, Payee may charge the amount of any payment due hereunder to any account of Debtor maintained by Payee.

If any payment of principal or interest is not made when d hereunder, or if any any Event of Default shall occur for any reason, or if the Loan and Security Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Loan and Security Agreement, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Loan and Security Agreement, including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the Interest Rate until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, attorneys' fees and legal expenses.

LIBOR Advances may be prepaid at any time with three (3) prior Business Days' notice to Lender, provided Borrower shall compensate Lender for any and all funding losses when any LIBOR Advance is prepaid prior to the end of its respective Interest Period.

Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute; suit in order to enforce payment of this Note and (iii) consents to any one or more extension or postponements of time of payment, release surrender or substitution or collateral security; or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor. Upon an Event of Default or termination or non-renewal of the Loan and Security Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee or Debtor.

Payee shall not be required to resort to any collateral for payment, but may proceed against Debtor and any guarantors or endorser hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

The validity, interpretation and enforcement of this Note and any dispute arising in connection herewith shall be governed by the internal laws of the State of Tennessee without giving effect to principles of conflicts of law.


                                    KING PHARMACEUTICALS, INC.


(SEAL)                              By:
                                       -----------------------------------

                                    Name:
                                         ---------------------------------

                                    Title:
                                          --------------------------------

Attest:

----------------------------------
Joseph R. Gregory, Secretary

                                   EXHIBIT B

                            Description of Property

PARCEL 1: Situate in the 17th Civil District of Sullivan County, Tennessee, to wit:

BEGINNING at an iron pin found on the west right of way of Fifth Street, p.t. of curve joining Ash Street, thence with said Fifth Street right of way N. 24 degrees, 02 minutes, 25 seconds W. 128.97 minutes to an iron pin found, thence continuing N. 30 degrees, 07 minutes, 17 seconds W. 550.38' to a P.K. Nail found on the S. right of way line of Olive Street, thence with Olive Street N. 59 degrees, 13 minutes, 43 seconds E. 376.52' to a point, thence with Olive Street
N. 30 degrees, 46 minutes, 17 seconds W. 16.73' to a point, common corner with Tract 3, thence with Tract 3 - N. 50 degrees, 52 minutes, 31 seconds E. 10.39' to a point on the S. right of way line of Norfolk Southern Railroad, thence with said S. right of way line of railroad the following calls: S. 32 degrees, 19 minutes, 59 seconds E. 417.49' to an iron pin found, S. 57 degrees, 29 minutes, 42 seconds W. 22.31' to an iron pin found, S. 30 degrees, 02 minutes, 17 seconds
E. 171.24' to an iron pin found S. 23 degrees, 37 minutes, 07 seconds E. 215.60' to a fence post corner on the N. right of way line of Ash Street, thence with said N. right of way line of Ash Street the following calls: S. 67 degrees, 58 minutes, 25 seconds W. 44.63' to a nail and cap found, S. 71 degrees, 28 minutes, 50 seconds W. 52.31' to a nail and cap found, thence S. 49 degrees, 37 minutes, 18 seconds W. 39.31' to an iron pin set, thence S. 76 degrees, 44 minutes, 26 seconds W. 159.19' to an iron pin found, thence S. 77 degrees, 28 minutes, 36 seconds W. 66.08' to an iron pin found at the P.C. of a curve, thence with said curve to the right having a radius of 28.78' an arc length of 36.91' to the point of BEGINNING containing 6.707, more or less, and being Parcel-1.

PARCEL 2: Situate in the 17th Civil District of Sullivan County, Tennessee, to wit:

BEGINNING at a point on the E. right of way line of Beecham Street, common corner with E.R. Allen, thence leaving Beecham Street N. 60 degrees, 49 minutes, 41 seconds E. 58.61' to an iron pin found on the W. right of way line of Norfolk Southern Railroad, thence with said railroad right of way S. 26 degrees, 55 minutes, 28 seconds E. 155.51' to a point, thence with railroad right of way S. 59 degrees, 52 minutes, 31 seconds W. 50.44' to a point on the eastern right of way line of Olive Street, common corner with Tract 2 as described on page 2 of these legal descriptions, thence with the E. right of way line of Olive Street as it becomes the E. right of way line of Beecham Street N. 29 degrees, 55 minutes, 58 seconds W. 156.24 to the point of BEGINNING containing .195, more or less, and being Parcel 2.

PARCEL 3: Situate in the 17th Civil District of Sullivan County, Tennessee, to wit:

BEGINNING at an iron pin found on the north right of way line of Ash Street at its intersection with the east right of way line of Childress Alley, thence with said east right of way line of Childress Alley the following calls: N. 23 degrees, 27 minutes, 35 seconds W., 260.00' to a point, N. 16 degrees, 30 minutes, 02 seconds W. 17.28' to a point, N. 31 degrees, 10 minutes, 25 seconds
W. 406 56' to an in iron pin set on the S. right of way line of Olive Street, thence with said Olive Street N. 58 degrees, 51 minutes, 35 seconds E. 76.00 to a point, thence leaving Olive Street S. 30 degrees, 16 minutes, 25 seconds E.
81.03 to a point, thence N. 58 degrees, 50 minutes, 54 seconds E. 7.50 to a point, thence N. 30 16 minutes, 25 seconds W. 81.03 to a point on the S. right of way line of Olive Street thence with said Olive Street N. 58 degrees, 51 minutes, 35 seconds E 83.50' to an iron pin found in the W. right of way line of Fifth Street thence with said W. right of way line of Fifth Street the following calls: S. 30 degrees, 16 minutes, 25 seconds E. 411.01' to a P.K Nail found, S. 32 degrees, 24 minutes, 57 seconds E. 16.99' to a drill hole found, S. 23 degrees, 37 minutes, 57 seconds E;. 244.76' to a drill hole found, thence on a curve to the right having a radius of 27.89' an arc length of 42.89' to a drill hole found on the N. right of way of Ash Street, thence said of way line of Ash Street S. 64 degrees, 33 minutes, 25 seconds W. 138.33' to the point of BEGINNING containing 2.589, more or less.

PARCEL 4: Situate in the 17th Civil District of Sullivan County, Tennessee, to wit:

BEGINNING at an iron pin found on the W. right of way line of Beecham Street, common corner with Floyd Whitehead thence with said Beecham Street S. 30 degrees, 17 minutes, 05 seconds E. 37.38' to an iron pin found, common corner with Roy McCurdy thence with McCurdy line S. 59 degrees, 02 minutes, 23 seconds
W. 165.17 feet to an iron pin found in the line of Dudley Hagy, thence with Hagy N. 29 degrees, 52 minutes, 46 seconds W. 8.30' to an iron pin, common corner with Floyd Whitehead (2nd Tract), thence with said Floyd Whitehead (2nd Tract) N. 30 degrees, 09 minutes, 05 seconds W. 28.92' to an iron pin found common corner with Floyd Whitehead; thence with Floyd Whitehead N. 58 degrees, 58 minutes, 58 seconds E. 165.04' to the point of BEGINNING containing 0.162, more or less.

PARCEL 5: Situate in the 17th Civil District of Sullivan County, Tennessee, to wit:

BEGINNING at iron pin found on the W. right of way line of Beecham Street, common corner with Roy McCurdy, thence with Beecham Street the following calls:
S. 30 degrees, 29 minutes 53 seconds E. 37.20' to a point, S. 30 degrees, 29 minutes, 53 seconds E. 45.00' to an iron pin found, S. 29 degrees, 03 minutes 09 seconds E. 42.12' to a point on the N. right of way line of Olive Street, thence with said Olive Street the following calls: S. 58 degrees, 25 minutes, 52 seconds W. 52.65' to a point, S. 59 degrees, 14 minutes, 42 seconds W. 36.00' to an iron pin found, S. 59 degrees, 20 minutes, 53 seconds W. 39.18' to an iron pin found, S. 59 degrees, 08 minutes, 09 seconds W. 37.04' to an iron pin found common corner with Joe Blackburn, thence with Blackburn, N. 30 degrees, 09 minutes, 16 seconds W. 87.16' to an iron pin found, thence with Blackburn and Dudley Hagy N. 29 degrees, 52 minutes, 46 seconds W. 36.83' to a point in the line of Hagy and common corner with Roy McCurdy, thence with McCurdy N. 58 degrees, 52 minutes, 30 seconds E. 165.01' to the point of BEGINNING containing 0.513, more or less.

Being the same property conveyed to RSR ACQUISITIONS n/k/a KING PHARMACEUTICALS, INC., by deeds dated SEPTEMBER 20, 1996, NOVEMBER 27, 1996 and DECEMBER 23, 1993 and recorded in Deed Books 386, 390 and 343, pages 674, 185 and 270, respectively In the Register's Office for Sullivan County, at Bristol, Tennessee.

THE ABOVE parcels are all shown on survey of King Pharmaceuticals, Inc. by Cross Land Surveying and Planning, Steven Gerald Cross, RLS #1429, 612 Greenfield Place, Bristol, TN 37620, dated May 23, 1997 to which reference is hereby made.

                                   EXHIBIT C

                                   Litigation

                                      NONE

                                   EXHIBIT D

                  Contributions to Multi-Employer Pension Pan

                                      NONE

                                    EXHIBIT E

                                  Subsidiaries

  1.     Monarch Pharmaceuticals, Inc.
         State of Incorporation: Tennessee
         Ownership: Borrower owns 100%

  2.     King Pharmaceuticals of Nevada, Inc.
         State of Incorporation: Nevada
         Ownership: Borrower owns 100%

                                   EXHIBIT F

                              Environmental Matters

  The following is a list of all known hazardous or toxic waste storage or dump sites on any premises owned or leased by the Company or any of its subsidiaries and a description of the nature of the substances located thereon and the type of facility:

The following hazardous waste substances are temporarily stored periodically at
King:


         Waste                                     Components
         -----                                     ----------
Ignitable Liquid: Spent Analytical Solvent         Methanol, Acetonitrile, Water
Flammable Liquid: Spent Analytical Solvent         Methanol, Acetonitrile, Water, Acetone
Waste Combustible Liquid                           (Analysis in process 2/20/97)
      NOS PET-NAPHTHA


Waste is held temporarily in a temperature controlled, concrete building. Accumulated waste is picked up for removal to a certified disposal site.

  The following is a list of all surveys, audits and reports initiated by or supplied to the Company or any of its subsidiaries at any time during the past five (5) years regarding environmental concerns with respect to any real or personal property owned, leased, occupied, or operated by the Company:

Industrial Hygiene Audit dated 2/5/93
Tennessee Department of Environment and Conservation report dated 6/22/95

                                   Exhibit G

                           Corporate Names/Tradenames

Other Corporate Names:           RSR Acquisition Corp.

Other Tradesnames:               1. Monarch Pharmaceuticals, Inc.
                                 2. Royal Vet

                                    Exhibit H

                                 Permitted Liens

1. UCC-1 from Borrower to General Electric Capital Corp. Recorded May 29, 1997 in Book 398, page 839, in the Register of Deeds Office for Sullivan County, at Bristol, Tennessee.

2. Deed of Trust in the amount of $1,750,000.00 from Borrower to Jack W. Hyder, Jr., Trustee, securing The United Company, recorded March 18, 1997 in Book 395, page 105, of the Register's Office for Sullivan County, at Bristol, Tennessee; provided this Deed of Trust is properly made junior and subordinate, prior to or contemporaneously with the execution of the Agreement, to all Deeds of Trust filed by Lender pursuant to the Agreement.

3. Any liens upon manufacturing equipment purchased or leased by Borrower.

                              TERM PROMISSORY NOTE


                                                                 August 21, 1997
$1,025,000                                            Sullivan County, Tennessee

         FOR VALUE RECEIVED, KING PHARMACEUTICALS, INC., a Tennessee corporation (the "Debtor"), hereby unconditionally promises to pay to the order of FIRST AMERICAN NATIONAL BANK (the "Payee"), at the offices of Payee at 4105 Ft. Henry Drive, Suite 300, Kingsport, Tennessee 37663, or such other place as the Payee or any holder hereof may from time to time designate, the principal sum of ONE MILLION TWENTY FIVE THOUSAND DOLLARS ($1,025,000) in lawful money of the United States of America and in immediately available funds, in thirty five (35) consecutive monthly installments of TWENTY EIGHT THOUSAND FOUR HUNDRED SEVENTY TWO DOLLARS AND TWENTY TWO CENTS ($28,472.22) and one final installment of TWENTY EIGHT THOUSAND FOUR HUNDRED SEVENTY TWO DOLLARS AND THIRTY CENTS ($28,472.30) on the first day of each month commencing on September 1,1997.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate (as hereinafter defined). Such interest shall be paid in like money at said office or place from the date hereof, commencing September 1, 1997 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination or non-renewal of the Loan and Security Agreement shall be payable upon demand.

         For purposes hereof, the term Interest Rate shall mean a rate of ninety days (90) - LIBOR plus one and three quarters percent (1.75%)(computed on the basis of the actual number of days elapsed over a year of 360 days). "LIBOR" shall mean, for each interest period, the rate per annum offered to the Lender (at approximately 11:00 A.M. London time, on the date two Business Days in London prior to the first day of such interest period) by prime banks in the London Interbank Market for deposits of the lawful money of the United States of America for a period equal to the length of such interest period and in an amount of the Loan which have been made by Lender to Borrower hereunder and are scheduled to be outstanding during such interest period. Each determination of the LIBOR by Lender shall, in the absence of manifest error, be conclusive and binding. Lender shall attempt to notify Borrower of its determination of the LIBOR as soon as practicable following such determination. In no event shall the interest hereon exceed the maximum rate permitted to be charged by applicable law or regulation. In no event shall the interest charged hereunder exceed the Maximum Interest Rate.

         This Note is issued pursuant to the terms and provisions of the Loan Security Agreement to evidence the Term Loan by Payee to Debtor. This Note is secured by a deed of trust of even date herewith. Unless payment is otherwise made by Debtor, Payee may charge the amount of any payment due hereunder to any account of Debtor maintained by Payee.

         If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan and Security Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Loan and Security Agreement, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Loan and Security Agreement, including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the Interest Rate until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, attorneys' fees and legal expenses.

         LIBOR Advances may be prepaid at any time with three (3) prior
Business Days' notice to Lender, provided Borrower shall compensate Lender for any and all funding losses when any LIBOR Advance is prepaid prior to the end of its respective Interest Period.

         Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extension or postponements of time of payment, release surrender or substitution or collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor. Upon an Event of Default or termination or non-renewal of the Loan and Security Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee or Debtor.

         Payee shall not be required to resort to any collateral for payment, but may proceed against Debtor and any guarantors or endorser hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         The validity, interpretation and enforcement of this Note and any dispute arising in connection herewith shall be governed by the internal laws of the State of Tennessee without giving effect to principles of conflicts of law.



                                    KING PHARMACEUTICALS, INC.


(SEAL)                              By:  /s/ John M. Gregory
                                         ---------------------------------

                                    Name:    John M. Gregory
                                           -------------------------------

                                    Title:  Chief Executive Officer
                                           -------------------------------


Attest:


/s/ Joseph R. Gregory
----------------------------------
Joseph R. Gregory, Secretary


                                       3